Exhibit 6.7
**Certain identified information has been excluded from this exhibit because it is both not material and is the type that the Company treats as private or confidential.

BUYER ATTACHMENT

Document updated:
October 2022

ARIZONA association of REALTORS®
REAL SOLUTIONS. REALTOR® SUCCESS.

This attachment should be given to the Buyer prior to the submission of any offer and is not part of the Residential Resale Real Estate Purchase Contract's terms.

ATTENTION BUYER!

You are entering into a legally binding agreement.

☒ **1. Read the entire contract *before* you sign it.**

☒ **2. Review the Residential Seller's Property Disclosure Statement (See Section 4a).**

- This information comes directly from the Seller.
- Investigate any blank spaces, unclear answers or any other information that is important to you.

☒ **3. Review the Inspection Paragraph (see Section 6a).**

If important to you, hire a qualified:

- General home inspector
- Heating/cooling inspector
- Mold inspector
- Pest inspector
- Pool inspector
- Roof inspector

Verify square footage (see Section 6b)
Verify the property is on sewer or septic (see Section 6f)

☒ **4. Confirm your ability to obtain insurance and insurability of the property during the inspection period with your insurance agent (see Sections 6a and 6e).**

☒ **5. Apply for your home loan now, if you have not done so already, and provide your lender with all requested information (see Section 2f).**

It is your responsibility to make sure that you and your lender follow the timeline requirements in Section 2, and that you and your lender deliver the necessary funds to escrow in sufficient time to allow escrow to close on the agreed upon date. Otherwise, the Seller may cancel the contract and you may be liable for damages.

☒ **6. Read the title commitment within five (5) days of receipt (see Section 3c).**

☒ **7. Read the CC&R's and all other governing documents within five (5) days of receipt (see Section 3c), especially if the home is in a homeowner's association.**

☒ **8. Conduct a thorough pre-closing walkthrough (see Section 6l). If the property is unacceptable, speak up. After the closing may be too late.**

You can obtain information through the Buyer's Advisory at www.aaronline.com/manage-risk/buyer-advisory-3/.

Remember, you are urged to consult with an attorney, inspectors, and experts of your choice in any area of interest or concern in the transaction. Be cautious about verbal representations, advertising claims, and information contained in a listing.***Verify anything important to you.***

WARNING: *WIRE TRANSFER FRAUD*

Beware of wiring instructions sent via email. Cyber criminals may hack email accounts and send emails with fake wiring instructions. ***Always independently confirm wiring instructions prior to wiring any money.*** Do not email or transmit documents that show bank account numbers or personal identification information.

☑ ***Buyer's Check List***

RESIDENTIAL RESALE REAL ESTATE PURCHASE CONTRACT

Document updated: **October 2022**

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

1. PROPERTY

1a. **BUYER:** Arrived Holdings Inc. and/or Assigns
BUYER'S NAME(S)

SELLER: LB ASSETS 5 LLC or [ ] as identified in section 9c.
SELLER'S NAME(S)

Buyer agrees to buy and Seller agrees to sell the real property with all improvements, fixtures, and appurtenances thereon or incidental thereto, plus the personal property described herein (collectively the "Premises").

1b. Premises Address: 4406 S Stanley Pl Assessor's #: ______

City: Tempe County: Maricopa AZ, Zip Code: 85282

Legal Description: TEMPE GARDENS 11 LOT 1300

1c. $ 740,000.00 Full Purchase Price, paid as outlined below

$ 10,000.00 Earnest Money To be applied towards final purchase price

$ 730,000.00 Cash at close

$ ______

Earnest Money is in the form of: [ ] Personal Check [ ] Wire Transfer [X] Other personal check or wire transfer

Upon acceptance of this offer, the Earnest Money, if any, will be deposited with: [X] Escrow Company [ ] Broker's Trust Account.

IF THIS IS AN ALL CASH SALE: A Letter of Credit or a source of funds from a financial institution documenting the availability of funds to close escrow ***is*** attached hereto.

1d. **Close of Escrow:** Close of Escrow ("COE") shall occur when the deed is recorded at the appropriate county recorder's office. Buyer and Seller shall comply with all terms and conditions of this Contract, execute and deliver to Escrow Company all closing documents, and perform all other acts necessary in sufficient time to allow COE to occur on October (MONTH) 4 (DAY), 2023 (YEAR) ("COE Date"). If Escrow Company or recorder's office is closed on the COE Date, COE shall occur on the next day that both are open for business.

Buyer shall deliver to Escrow Company a cashier's check, wired funds or other immediately available funds to pay any down payment, additional deposits or Buyer's closing costs, and instruct the lender, if applicable, to deliver immediately available funds to Escrow Company, in a sufficient amount and in sufficient time to allow COE to occur on the COE Date.

Buyer acknowledges that failure to pay the required closing funds by the scheduled COE, if not cured after a cure notice is delivered pursuant to Section 7a, shall be construed as a material breach of this Contract and the Earnest Money shall be subject to forfeiture.

All funds are to be in U.S. currency.

1e. **Possession:** Seller shall deliver possession, occupancy, existing keys and/or means to operate all locks, mailbox, security system/alarms, and all common area facilities to Buyer at COE or [ ] ______. Broker(s) recommend that the parties seek independent counsel from insurance, legal, tax, and accounting professionals regarding the risks of pre-possession or post-possession of the Premises.

1f. **Addenda Incorporated:** [X] Additional Clause [ ] Buyer Contingency [ ] Domestic Water Well [ ] H.O.A. [X] Lead-Based Paint Disclosure [ ] Loan Assumption [ ] On-site Wastewater Treatment Facility [ ] Seller Financing [ ] Short Sale [ ] Solar Addendum [X] Other: Arrived Addendum

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1g. **Fixtures and Personal Property:** For purposes of this Contract, fixtures shall mean property attached/affixed to the Premises. Seller agrees that all existing: fixtures on the Premises, personal property specified herein, and means to operate fixtures and property (i.e., remote controls) shall convey in this sale. Including the following:

- built-in appliances, ceiling fans and remotes
- central vacuum, hose, and attachments
- draperies and other window coverings
- fireplace equipment (affixed)
- floor coverings (affixed)
- free-standing range/oven
- garage door openers and remotes
- light fixtures
- mailbox
- media antennas/satellite dishes (affixed)
- outdoor fountains and lighting
- outdoor landscaping (i.e., shrubbery, trees and unpotted plants)
- shutters and awnings
- smart home devices, access to which shall be transferred (i.e., video doorbell, automated thermostat)
- speakers (flush-mounted)
- storage sheds
- storm windows and doors
- stoves: gas-log, pellet, wood-burning
- timers (affixed)
- towel, curtain and drapery rods
- wall mounted TV brackets and hardware (excluding TVs)
- water-misting systems
- window and door screens, sun shades

If owned by Seller, the following items also are included in this sale:

- affixed alternate power systems serving the Premises (i.e., solar)
- in-ground pool and spa/hot tub equipment and covers (including any mechanical or other cleaning systems)
- security and/or fire systems and/or alarms
- water purification systems
- water softeners

Additional existing personal property included in this sale (if checked):

☒ refrigerator (description): as pictured in MLS

☒ washer (description): as pictured in MLS

☒ dryer (description): as pictured in MLS

☐ above-ground spa/hot tub including equipment, covers, and any mechanical or other cleaning systems (description): ______

☐ other personal property not otherwise addressed (description): ______

☐ other personal property not otherwise addressed (description): ______

Additional existing personal property included shall not be considered part of the Premises and shall be transferred with no monetary value, and free and clear of all liens or encumbrances.

Leased items shall **NOT** be included in this sale. Seller shall deliver notice of all leased items within three (3) days after Contract acceptance. Buyer shall provide notice of any leased items disapproved within the Inspection Period or five (5) days after receipt of the notice, whichever is later.

IF THIS IS AN ALL CASH SALE: Section 2 does not apply - go to Section 3.

2. FINANCING

2a. **Pre-Qualification:** An AAR Pre-Qualification Form ***is*** attached hereto and incorporated herein by reference.

2b. **Loan Contingency:** Buyer's obligation to complete this sale is contingent upon Buyer obtaining loan approval without Prior to Document ("PTD") conditions no later than three (3) days prior to the COE Date for the loan described in the AAR Loan Status Update ("LSU") form or the AAR Pre-Qualification Form, whichever is delivered later. **No later than three (3) days prior to the COE Date, Buyer shall either: (i) sign all loan documents; or (ii) deliver to Seller or Escrow Company notice of loan approval without PTD conditions AND date(s) of receipt of Closing Disclosure(s) from Lender; or (iii) deliver to Seller or Escrow Company notice of inability to obtain loan approval without PTD conditions.**

2c. **Unfulfilled Loan Contingency:** This Contract shall be cancelled and Buyer shall be entitled to a return of the Earnest Money if after diligent and good faith effort, Buyer is unable to obtain loan approval without PTD conditions and delivers notice of inability to obtain loan approval no later than three (3) days prior to the COE Date. If Buyer fails to deliver such notice, Seller may issue a cure notice to Buyer as required by Section 7a and, in the event of Buyer's breach, Seller shall be entitled to the Earnest Money pursuant to Section 7b. If, prior to expiration of any Cure Period, Buyer delivers notice of inability to obtain loan approval, Buyer shall be entitled to a return of the Earnest Money. Buyer acknowledges that prepaid items paid separately from the Earnest Money are not refundable.

2d. **Interest Rate / Necessary Funds:** Buyer agrees that (i) the inability to obtain loan approval due to the failure to lock the interest rate and "points" by separate written agreement with the lender; or (ii) the failure to have the down payment or other funds due from Buyer necessary to obtain the loan approval without conditions and close this transaction is not an unfulfilled loan contingency.

2e. **Loan Status Update:** Buyer shall deliver to Seller the LSU, with at a minimum lines 1-40 completed, describing the current status of the Buyer's proposed loan within ten (10) days after Contract acceptance and instruct lender to provide an updated LSU to Broker(s) and Seller upon request.

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2f. **Loan Application:** Unless previously completed, within three (3) days after Contract acceptance Buyer shall (i) provide lender with Buyer's name, income, social security number, Premises address, estimate of value of the Premises, and mortgage loan amount sought; and (ii) grant lender permission to access Buyer's Trimerged Residential Credit Report.

2g. **Loan Processing During Escrow:** Within ten (10) days after receipt of the **Loan Estimate** Buyer shall (i) provide lender with notice of intent to proceed with the loan transaction in a manner satisfactory to lender; and (ii) provide to lender all requested signed disclosures and the documentation listed in the LSU at lines 32-35. Buyer agrees to diligently work to obtain the loan and will promptly provide the lender with all additional documentation requested.

2h. **Type of Financing:** ☐ Conventional ☐ FHA ☐ VA ☐ USDA ☐ Assumption ☐ Seller Carryback ☒ CASH
(If financing is to be other than new financing, see attached addendum.)

2i. **Loan Costs:** All costs of obtaining the loan shall be paid by Buyer, unless otherwise provided for herein.

2j. **Seller Concessions (if any):** In addition to the other costs Seller has agreed to pay herein, Seller will credit Buyer ________% of the Purchase Price **OR** $ _____________ (Seller Concessions). The Seller Concessions may be used for any Buyer fee, cost, charge, or expenditure to the extent allowed by Buyer's lender.

2k. **Changes:** Buyer shall immediately notify Seller of any changes in the loan program, financing terms, or lender described in the Pre-Qualification Form attached hereto or LSU provided within ten (10) days after Contract acceptance and shall only make any such changes without the prior written consent of Seller if such changes do not adversely affect Buyer's ability to obtain loan approval without PTD conditions, increase Seller's closing costs, or delay COE.

2l. **Appraisal Contingency:** Buyer's obligation to complete this sale is contingent upon an appraisal of the Premises acceptable to lender for at least the purchase price. If the Premises fail to appraise for the purchase price in any appraisal required by lender, Buyer has five (5) days after notice of the appraised value to cancel this Contract and receive a return of the Earnest Money or the appraisal contingency shall be waived, unless otherwise prohibited by federal law.

2m. **Appraisal Cost(s):** Initial appraisal fee shall be paid by ☒ Buyer ☐ Seller ☐ Other ____________________ at the time payment is required by lender and is non-refundable. If Seller is paying the initial appraisal fee, the fee ☐ will ☐ will not be applied against Seller's Concessions at COE, if applicable. If Buyer's lender requires an updated appraisal prior to COE, it will be performed at Buyer's expense. Any appraiser/lender required inspection cost(s) shall be paid for by Buyer.

3. TITLE AND ESCROW

3a. **Escrow:** This Contract shall be used as escrow instructions. The Escrow Company employed by the parties to carry out the terms of this Contract shall be:

First American Title Company - Chandler (Dobson)
ESCROW/TITLE COMPANY

ADDRESS ____ CITY ____ STATE ____ ZIP ____

EMAIL ____ PHONE ____ FAX ____

3b. **Title and Vesting:** Buyer will take title as determined before COE. If Buyer is married and intends to take title as his/her sole and separate property, a disclaimer deed may be required. Taking title may have significant legal, estate planning and tax consequences. Buyer should obtain independent legal and tax advice.

3c. **Title Commitment and Title Insurance:** Escrow Company is hereby instructed to obtain and deliver to Buyer and Seller directly, addressed pursuant to 8s and 9c or as otherwise provided, a Commitment for Title Insurance together with complete and legible copies of all documents that will remain as exceptions to Buyer's policy of Title Insurance ("Title Commitment"), including but not limited to Conditions, Covenants and Restrictions ("CC&Rs"); deed restrictions; and easements. Buyer shall have five (5) days after receipt of the Title Commitment and after receipt of notice of any subsequent exceptions to provide notice to Seller of any items disapproved. Seller shall convey title by warranty deed, subject to existing taxes, assessments, covenants, conditions, restrictions, rights of way, easements and all other matters of record. Buyer shall be provided at Seller's expense an American Land Title Association ("ALTA") Homeowner's Title Insurance Policy or, if not available, a Standard Owner's Title Insurance Policy, showing title vested in Buyer. Buyer may acquire extended coverage at Buyer's own additional expense. If applicable, Buyer shall pay the cost of obtaining the ALTA Lender Title Insurance Policy.

3d. **Additional Instructions:** (i) Escrow Company shall promptly furnish notice of pending sale that contains the name and address of Buyer to any homeowner's association(s) in which the Premises are located. (ii) If Escrow Company is also acting as the title agency but is not the title insurer issuing the title insurance policy, Escrow Company shall deliver to Buyer and Seller, upon deposit of funds, a closing protection letter from the title insurer indemnifying Buyer and Seller for any losses due to fraudulent acts or breach of escrow instructions by Escrow Company. (iii) All documents necessary to close this transaction shall be executed promptly by Seller and Buyer in the standard form used by Escrow Company. Escrow Company shall modify such documents to the extent necessary to be consistent with this Contract. (iv) Escrow Company fees, unless otherwise stated herein, shall be allocated equally between Seller and Buyer. (v) Escrow Company shall send to all parties and Broker(s) copies of all notices and communications directed to Seller, Buyer and Broker(s). (vi) Escrow Company shall provide Broker(s) access to escrowed materials and information regarding the escrow. (vii) If an Affidavit of Disclosure is provided, Escrow Company shall record the Affidavit at COE.

3e. **Tax Prorations:** Real property taxes payable by Seller shall be prorated to COE based upon the latest tax information available.

3f. **Release of Earnest Money:** In the event of a dispute between Buyer and Seller regarding any Earnest Money deposited with Escrow Company, Buyer and Seller authorize Escrow Company to release the Earnest Money pursuant to the terms and conditions of this Contract in its sole and absolute discretion. Buyer and Seller agree to hold harmless and indemnify Escrow Company against any claim, action or lawsuit of any kind, and from any loss, judgment, or expense, including costs and attorney fees, arising from or relating in any way to the release of the Earnest Money.

3g. **Prorations of Assessments and Fees:** All assessments and fees that are not a lien as of COE, including homeowner's association fees, rents, irrigation fees, and, if assumed, insurance premiums, interest on assessments, interest on encumbrances, and service contracts, shall be prorated as of COE or ☐ Other: ______________________________

3h. **Assessment Liens:** The amount of any assessment lien or bond including those charged by a special taxing district, such as a Community Facilities District, shall be prorated as of COE.

4. DISCLOSURE

4a. **Seller's Property Disclosure Statement ("SPDS"):** Seller shall deliver a completed AAR Residential SPDS form to Buyer within three (3) days after Contract acceptance. Buyer shall provide notice of any SPDS items disapproved within the Inspection Period or five (5) days after receipt of the SPDS, whichever is later.

4b. **Insurance Claims History:** Seller shall deliver to Buyer a written five (5) year insurance claims history regarding the Premises (or a claims history for the length of time Seller has owned the Premises if less than five (5) years) from Seller's insurance company or an insurance support organization or consumer reporting agency, or if unavailable from these sources, from Seller, within five (5) days after Contract acceptance. Buyer shall provide notice of any items disapproved within the Inspection Period or five (5) days after receipt of the claims history, whichever is later.

4c. **Foreign Sellers:** The Foreign Investment in Real Property Tax Act ("FIRPTA") is applicable if Seller is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate ("Foreign Person"). Seller agrees to complete, sign, and deliver to Escrow Company a certificate indicating whether Seller is a Foreign Person. FIRPTA requires that a foreign seller may have federal income taxes up to 15% of the purchase price withheld, unless an exception applies. Seller is responsible for obtaining independent legal and tax advice.

4d. **Lead-Based Paint Disclosure:** If the Premises were built prior to 1978, Seller shall: (i) notify Buyer of any known lead-based paint ("LBP") or LBP hazards in the Premises; (ii) provide Buyer with any LBP risk assessments or inspections of the Premises in Seller's possession; (iii) provide Buyer with the Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards, and any report, records, pamphlets, and/or other materials referenced therein, including the pamphlet "Protect Your Family from Lead in Your Home" (collectively "LBP Information"). Buyer shall return a signed copy of the Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards to Seller prior to COE.

☒ LBP Information was provided prior to Contract acceptance and Buyer acknowledges the opportunity to conduct LBP risk assessments or inspections during Inspection Period.

☐ Seller shall provide LBP Information within five (5) days after Contract acceptance. Buyer may within ten (10) days or ________ days after receipt of the LBP Information conduct or obtain a risk assessment or inspection of the Premises for the presence of LBP or LBP hazards ("Assessment Period"). Buyer may within five (5) days after receipt of the LBP Information or five (5) days after expiration of the Assessment Period cancel this Contract.

Buyer is further advised to use certified contractors to perform renovation, repair or painting projects that disturb lead-based paint in residential properties built before 1978 and to follow specific work practices to prevent lead contamination.

If Premises were constructed prior to 1978, **(BUYER'S INITIALS REQUIRED)** CW ________ BUYER ________ BUYER

If Premises were constructed in 1978 or later, **(BUYER'S INITIALS REQUIRED)** ________ BUYER ________ BUYER

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4e. **Affidavit of Disclosure:** If the Premises are located in an unincorporated area of the county, and five (5) or fewer parcels of property other than subdivided property are being transferred, Seller shall deliver a completed Affidavit of Disclosure in the form required by law to Buyer within five (5) days after Contract acceptance. Buyer shall provide notice of any Affidavit of Disclosure items disapproved within the Inspection Period or five (5) days after receipt of the Affidavit of Disclosure, whichever is later.

4f. **Changes During Escrow:** Seller shall immediately notify Buyer of any changes in the Premises or disclosures made herein, in the SPDS, or otherwise. Such notice shall be considered an update of the SPDS. Unless Seller is already obligated by this Contract or any amendments hereto, to correct or repair the changed item disclosed, Buyer shall be allowed five (5) days after delivery of such notice to provide notice of disapproval to Seller.

5. WARRANTIES

5a. **Condition of Premises: BUYER AND SELLER AGREE THE PREMISES ARE BEING SOLD IN ITS PRESENT PHYSICAL CONDITION AS OF THE DATE OF CONTRACT ACCEPTANCE.** Seller makes no warranty to Buyer, either express or implied, as to the condition, zoning, or fitness for any particular use or purpose of the Premises. However, Seller shall maintain and repair the Premises so that at the earlier of possession or COE: (i) the Premises, including all personal property included in the sale, will be in substantially the same condition as on the date of Contract acceptance; and (ii) all personal property not included in the sale and debris will be removed from the Premises. Buyer is advised to conduct independent inspections and investigations regarding the Premises within the Inspection Period as specified in Section 6a. Buyer and Seller acknowledge and understand they may, but are not obligated to, engage in negotiations or address repairs/improvements to the Premises. Any/all agreed upon repairs/ improvements will be addressed pursuant to Section 6j.

5b. **Warranties that Survive Closing:** Seller warrants that Seller has disclosed to Buyer and Broker(s) all material latent defects and any information concerning the Premises known to Seller, excluding opinions of value, which materially and adversely affect the consideration to be paid by Buyer. Prior to COE, Seller warrants that payment in full will have been made for all labor, professional services, materials, machinery, fixtures, or tools furnished within the 150 days immediately preceding COE in connection with the construction, alteration, or repair of any structure on or improvement to the Premises. Seller warrants that the information regarding connection to a sewer system or on-site wastewater treatment facility (conventional septic or alternative) is correct to the best of Seller's knowledge.

5c. **Buyer Warranties:** Buyer warrants that Buyer has disclosed to Seller any information that may materially and adversely affect Buyer's ability to close escrow or complete the obligations of this Contract. At the earlier of possession of the Premises or COE, Buyer warrants to Seller that Buyer has conducted all desired independent inspections and investigations and accepts the Premises. **Buyer warrants that Buyer is not relying on any verbal representations concerning the Premises except disclosed as follows:**

____

____

6. DUE DILIGENCE

6a. **Inspection Period:** Buyer's Inspection Period shall be ten (10) days or 10 days after Contract acceptance. During the Inspection Period Buyer, at Buyer's expense, shall: (i) conduct all desired physical, environmental, and other types of inspections and investigations to determine the value and condition of the Premises; (ii) make inquiries and consult government agencies, lenders, insurance agents, architects, and other appropriate persons and entities concerning the suitability of the Premises and the surrounding area; (iii) investigate applicable building, zoning, fire, health, and safety codes to determine any potential hazards, violations or defects in the Premises; and (iv) verify any material multiple listing service ("MLS") information. If the presence of sex offenders in the vicinity or the occurrence of a disease, natural death, suicide, homicide or other crime on or in the vicinity is a material matter to Buyer, it must be investigated by Buyer during the Inspection Period. Buyer shall keep the Premises free and clear of liens, shall indemnify and hold Seller harmless from all liability, claims, demands, damages, and costs, and shall repair all damages arising from the inspections. Buyer shall provide Seller and Broker(s) upon receipt, at no cost, copies of all inspection reports concerning the Premises obtained by Buyer. Buyer is advised to consult the Arizona Department of Real Estate *Buyer Advisory* to assist in Buyer's due diligence inspections and investigations.

6b. **Square Footage: BUYER IS AWARE THAT ANY REFERENCE TO THE SQUARE FOOTAGE OF THE PREMISES, BOTH THE REAL PROPERTY (LAND) AND IMPROVEMENTS THEREON, IS APPROXIMATE. IF SQUARE FOOTAGE IS A MATERIAL MATTER TO BUYER, IT MUST BE INVESTIGATED DURING THE INSPECTION PERIOD.**

6c. **Wood-Destroying Organism or Insect Inspection: IF CURRENT OR PAST WOOD-DESTROYING ORGANISMS OR INSECTS (SUCH AS TERMITES) ARE A MATERIAL MATTER TO BUYER, THESE ISSUES MUST BE INVESTIGATED DURING THE INSPECTION PERIOD**. Buyer shall order and pay for all wood-destroying organism or insect inspections performed during the Inspection Period. If the lender requires an updated Wood-Destroying Organism or Insect Inspection Report prior to COE, it will be performed at Buyer's expense.

6d. **Flood Hazard: FLOOD HAZARD DESIGNATIONS OR THE COST OF FLOOD HAZARD INSURANCE SHALL BE DETERMINED BY BUYER DURING THE INSPECTION PERIOD.** If the Premises are situated in an area identified as having any special flood hazards by any governmental entity, **THE LENDER MAY REQUIRE THE PURCHASE OF FLOOD HAZARD INSURANCE.** Special flood hazards may also affect the ability to encumber or improve the Premises.

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6e. **Insurance: IF HOMEOWNER'S INSURANCE IS A MATERIAL MATTER TO BUYER, BUYER SHALL APPLY FOR AND OBTAIN WRITTEN CONFIRMATION OF THE AVAILABILITY AND COST OF HOMEOWNER'S INSURANCE FOR THE PREMISES FROM BUYER'S INSURANCE COMPANY DURING THE INSPECTION PERIOD.** Buyer understands that any homeowner's, fire, casualty, flood or other insurance desired by Buyer or required by lender should be in place at COE.

6f. **Sewer or On-site Wastewater Treatment System:** The Premises are connected to a:

☒ sewer system ☐ conventional septic system ☐ alternative system

IF A SEWER CONNECTION IS A MATERIAL MATTER TO BUYER, IT MUST BE INVESTIGATED DURING THE INSPECTION PERIOD. If the Premises are served by a conventional septic or alternative system, the AAR On-site Wastewater Treatment Facility Addendum is incorporated herein by reference.

(BUYER'S INITIALS REQUIRED) CW ______ BUYER ______ BUYER

6g. **Swimming Pool Barrier Regulations:** During the Inspection Period, Buyer agrees to investigate all applicable state, county, and municipal Swimming Pool barrier regulations and agrees to comply with and pay all costs of compliance with said regulations prior to occupying the Premises, unless otherwise agreed in writing. If the Premises contains a Swimming Pool, Buyer acknowledges receipt of the Arizona Department of Health Services approved private pool safety notice.

(BUYER'S INITIALS REQUIRED) CW ______ BUYER ______ BUYER

6h. **BUYER ACKNOWLEDGMENT: BUYER RECOGNIZES, ACKNOWLEDGES, AND AGREES THAT BROKER(S) ARE NOT QUALIFIED, NOR LICENSED, TO CONDUCT DUE DILIGENCE WITH RESPECT TO THE PREMISES OR THE SURROUNDING AREA. BUYER IS INSTRUCTED TO CONSULT WITH QUALIFIED LICENSED PROFESSIONALS TO ASSIST IN BUYER'S DUE DILIGENCE EFFORTS. BECAUSE CONDUCTING DUE DILIGENCE WITH RESPECT TO THE PREMISES AND THE SURROUNDING AREA IS BEYOND THE SCOPE OF BROKER'S EXPERTISE AND LICENSING, BUYER EXPRESSLY RELEASES AND HOLDS HARMLESS BROKER(S) FROM LIABILITY FOR ANY DEFECTS OR CONDITIONS THAT COULD HAVE BEEN DISCOVERED BY INSPECTION OR INVESTIGATION.**

(BUYER'S INITIALS REQUIRED) CW ______ BUYER ______ BUYER

6i. **Inspection Period Notice:** Prior to expiration of the Inspection Period, Buyer shall deliver to Seller a signed notice of any items disapproved. AAR's Buyer's Inspection Notice and Seller's Response form is available for this purpose. Buyer shall conduct all desired inspections and investigations prior to delivering such notice to Seller and all Inspection Period items disapproved shall be provided in a single notice.

6j. **Buyer Disapproval:** If Buyer, in Buyer's sole discretion, disapproves of items as allowed herein, Buyer shall deliver to Seller a signed notice of the items disapproved and state in the notice that Buyer elects to either:

(1) Immediately cancel this Contract, in which case:

(a) If Buyer's notice specifies disapproval of items as allowed herein, the Earnest Money shall be released to Buyer.

(b) If Buyer's notice fails to specify items disapproved as allowed herein, the cancellation will remain in effect but Buyer has failed to comply with a provision of this Contract and Seller may deliver to Buyer a cure notice as required by Section 7a. If Buyer fails to cure their non-compliance within three (3) days after delivery of such notice, Buyer shall be in breach and Seller shall be entitled to the Earnest Money. If, prior to expiration of the Cure Period, Buyer delivers notice specifying items disapproved as allowed herein, Buyer shall be entitled to a return of the Earnest Money.

OR

(2) Provide Seller an opportunity to correct or address the items disapproved, in which case:

(a) Seller shall respond in writing within five (5) days or __5__ days after delivery to Seller of Buyer's notice of items disapproved. Seller's failure to respond to Buyer in writing within the specified time period shall conclusively be deemed Seller's refusal to correct or address any of the items disapproved.

(b) **If Seller agrees in writing to correct items disapproved, Seller shall correct the items, complete any repairs in a workmanlike manner and deliver any paid receipts evidencing the corrections and repairs to Buyer three (3) days or __3__ days prior to the COE Date.**

(c) If Seller is unwilling or unable to correct or address any of the items disapproved, Buyer may cancel this Contract within five (5) days after delivery of Seller's response or after expiration of the time for Seller's response, whichever occurs first, and the Earnest Money shall be released to Buyer. If Buyer does not cancel this Contract within the five (5) days as provided, Buyer shall close escrow without those items that Seller has not agreed in writing to correct or address.

VERBAL DISCUSSIONS WILL NOT EXTEND THESE TIME PERIODS. Only a written agreement signed by both parties will extend response times or cancellation rights.

BUYER'S FAILURE TO GIVE NOTICE OF DISAPPROVAL OF ITEMS OR CANCELLATION OF THIS CONTRACT WITHIN THE SPECIFIED TIME PERIOD SHALL CONCLUSIVELY BE DEEMED BUYER'S ELECTION TO PROCEED WITH THE TRANSACTION WITHOUT CORRECTION OF ANY DISAPPROVED ITEMS.

6k. **Home Warranty Plan:** Buyer and Seller are advised to investigate the various home warranty plans available for purchase. The parties acknowledge that different home warranty plans have different coverage options, exclusions, limitations, service fees and most plans exclude pre-existing conditions.

☐ A Home Warranty Plan will be ordered by ☐ Buyer or ☐ Seller with the following optional coverage
____, to be issued by ______________________________________ at a cost not to exceed $ ____________________, to be paid for by ☐ Buyer ☐ Seller ☐ Split evenly between Buyer and Seller

☒ Buyer declines the purchase of a Home Warranty Plan.

(BUYER'S INITIALS REQUIRED) CW ________
BUYER BUYER

6l. **Walkthrough(s):** Seller grants Buyer and Buyer's inspector(s) reasonable access to conduct walkthrough(s) of the Premises for the purpose of satisfying Buyer that any corrections or repairs agreed to by Seller have been completed, and the Premises are in substantially the same condition as of the date of Contract acceptance. If Buyer does not conduct such walkthrough(s), Buyer releases Seller and Broker(s) from liability for any defects that could have been discovered.

6m. **Seller's Responsibility Regarding Inspections and Walkthrough(s):** Seller shall make the Premises available for all inspections and walkthrough(s) upon reasonable notice by Buyer. Seller shall, at Seller's expense, have all utilities on, including any propane, until COE to enable Buyer to conduct these inspections and walkthrough(s).

6n. **IRS and FIRPTA Reporting:** The Foreign Investment in Real Property Tax Act ("FIRPTA") provides that, if a seller is a Foreign Person, a buyer of residential real property must withhold federal income taxes up to 15% of the purchase price, unless an exception applies. If FIRPTA is applicable and Buyer fails to withhold, Buyer may be held liable for the tax. Buyer agrees to perform any acts reasonable or necessary to comply with FIRPTA and IRS reporting requirements and Buyer is responsible for obtaining independent legal and tax advice.

7. REMEDIES

7a. **Cure Period:** A party shall have an opportunity to cure a potential breach of this Contract. If a party fails to comply with any provision of this Contract, the other party shall deliver a notice to the non-complying party specifying the non-compliance. If the non-compliance is not cured within three (3) days after delivery of such notice ("Cure Period"), the failure to comply shall become a breach of Contract. If Escrow Company or recorder's office is closed on the last day of the Cure Period, and COE must occur to cure a potential breach, COE shall occur on the next day that both are open for business.

7b. **Breach:** In the event of a breach of Contract, the non-breaching party may cancel this Contract and/or proceed against the breaching party in any claim or remedy that the non-breaching party may have in law or equity, subject to the Alternative Dispute Resolution obligations set forth herein. In the case of Seller, because it would be difficult to fix actual damages in the event of Buyer's breach, the Earnest Money may be deemed a reasonable estimate of damages and Seller may, at Seller's option, accept the Earnest Money as Seller's sole right to damages; and in the event of Buyer's breach arising from Buyer's failure to deliver the notice required by Section 2b, or Buyer's inability to obtain loan approval due to the waiver of the appraisal contingency pursuant to Section 2l, Seller shall exercise this option and accept the Earnest Money as Seller's sole right to damages. An unfulfilled contingency is not a breach of Contract. The parties expressly agree that the failure of any party to comply with the terms and conditions of Section 1d to allow COE to occur on the COE Date, if not cured after a cure notice is delivered pursuant to Section 7a, will constitute a material breach of this Contract, rendering the Contract subject to cancellation.

7c. **Alternative Dispute Resolution ("ADR"):** Buyer and Seller agree to mediate any dispute or claim arising out of or relating to this Contract in accordance with the REALTORS® Dispute Resolution System, or as otherwise agreed. All mediation costs shall be paid equally by the parties. In the event that mediation does not resolve all disputes or claims, the unresolved disputes or claims shall be submitted for binding arbitration. In such event, the parties shall agree upon an arbitrator and cooperate in the scheduling of an arbitration hearing. If the parties are unable to agree on an arbitrator, the dispute shall be submitted to the American Arbitration Association ("AAA") in accordance with the AAA Arbitration Rules for the Real Estate Industry. The decision of the arbitrator shall be final and nonappealable. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, either party may opt out of binding arbitration within thirty (30) days after the conclusion of the mediation conference by notice to the other and, in such event, either party shall have the right to resort to court action.

7d. **Exclusions from ADR:** The following matters are excluded from the requirement for ADR hereunder: (i) any action brought in the Small Claims Division of an Arizona Justice Court (up to $3,500) so long as the matter is not thereafter transferred or removed from the small claims division; (ii) judicial or nonjudicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or agreement for sale; (iii) an unlawful entry or detainer action; (iv) the filing or enforcement of a mechanic's lien; or (v) any matter that is within the jurisdiction of a probate court. Further, the filing of a judicial action to enable the recording of a notice of pending action ("lis pendens"), or order of attachment, receivership, injunction, or other provisional remedies shall not constitute a waiver of the obligation to submit the claim to ADR, nor shall such action constitute a breach of the duty to mediate or arbitrate.

7e. **Attorney Fees and Costs:** The prevailing party in any dispute or claim between Buyer and Seller arising out of or relating to this Contract shall be awarded their reasonable attorney fees and costs. Costs shall include, without limitation, attorney fees, expert witness fees, fees paid to investigators, and arbitration costs.

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8. ADDITIONAL TERMS AND CONDITIONS

8a. Buyer acknowledges that Listing Agent is a Managing Member of Ownership Entity.

Buyer may assign the agreement to any entity controlled or managed by buyer without restriction.

8b. **Risk of Loss:** If there is any loss or damage to the Premises between the date of Contract acceptance and COE or possession, whichever is earlier, by reason of fire, vandalism, flood, earthquake, or act of God, the risk of loss shall be on Seller, provided, however, that if the cost of repairing such loss or damage would exceed ten percent (10%) of the purchase price, either Seller or Buyer may elect to cancel the Contract.

8c. **Permission:** Buyer and Seller grant Broker(s) permission to advise the public of this Contract.

8d. **Arizona Law:** This Contract shall be governed by Arizona law and jurisdiction is exclusively conferred on the State of Arizona.

8e. **Time is of the Essence:** The parties acknowledge that time is of the essence in the performance of the obligations described herein.

8f. **Compensation:** Seller and Buyer acknowledge that Broker(s) shall be compensated for services rendered as previously agreed by separate written agreement(s), which shall be delivered by Broker(s) to Escrow Company for payment at COE, if not previously paid. If Seller is obligated to pay Broker(s), this Contract shall constitute an irrevocable assignment of Seller's proceeds at COE. If Buyer is obligated to pay Broker(s), payment shall be collected from Buyer as a condition of COE. COMMISSIONS PAYABLE FOR THE SALE, LEASING, OR MANAGEMENT OF PROPERTY ARE NOT SET BY ANY BOARD OR ASSOCIATION OF REALTORS®, OR MULTIPLE LISTING SERVICE, OR IN ANY MANNER OTHER THAN BETWEEN BROKER AND CLIENT.

8g. **Copies and Counterparts:** A fully executed facsimile or electronic copy of the Contract shall be treated as an original Contract. This Contract and any other documents required by this Contract may be executed by facsimile or other electronic means and in any number of counterparts, which shall become effective upon delivery as provided for herein, except that the Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards may not be signed in counterpart. All counterparts shall be deemed to constitute one instrument, and each counterpart shall be deemed an original.

8h. **Days:** All references to days in this Contract shall be construed as calendar days and a day shall begin at 12:00 a.m. and end at 11:59 p.m.

8i. **Calculating Time Periods:** In computing any time period prescribed or allowed by this Contract, the day of the act or event from which the time period begins to run is not included and the last day of the time period is included. Contract acceptance occurs on the date that the signed Contract (and any incorporated counter offer) is delivered to and received by the appropriate Broker. Acts that must be performed three (3) days prior to the COE Date must be performed three (3) full days prior (i.e. – if the COE Date is Friday the act must be performed by 11:59 p.m. on Monday).

8j. **Entire Agreement:** This Contract, and any addenda and attachments, shall constitute the entire agreement between Seller and Buyer, shall supersede any other written or oral agreements between Seller and Buyer and can be modified only by a writing signed by Seller and Buyer. The failure to initial any page of this Contract shall not affect the validity or terms of this Contract.

8k. **Subsequent Offers:** Buyer acknowledges that Seller has the right to accept subsequent offers until COE. Seller understands that any subsequent offer accepted by Seller must be a backup offer contingent on the cancellation of this Contract.

8l. **Cancellation:** A party who wishes to exercise the right of cancellation as allowed herein may cancel this Contract by delivering notice stating the reason for cancellation to the other party or to Escrow Company. Cancellation shall become effective immediately upon delivery of the cancellation notice.

8m. **Notice:** Unless otherwise provided, delivery of all notices and documentation required or permitted hereunder shall be in writing and deemed delivered and received when: (i) hand-delivered; (ii) sent via facsimile transmission; (iii) sent via electronic mail, if email addresses are provided herein; or (iv) sent by recognized overnight courier service, and addressed to Buyer as indicated in Section 8q, to Seller as indicated in Section 9a and to Escrow Company indicated in Section 3a.

8n. **Release of Broker(s): Seller and Buyer hereby expressly release, hold harmless and indemnify Broker(s) in this transaction from any and all liability and responsibility regarding financing, the condition, square footage, lot lines, boundaries, value, rent rolls, environmental problems, sanitation systems, roof, wood infestation, building codes, governmental regulations, insurance, price and terms of sale, return on investment or any other matter relating to the value or condition of the Premises. The parties understand and agree that Broker(s) do not provide advice on property as an investment and are not qualified to provide financial, legal, or tax advice regarding this real estate transaction.**

(SELLER'S INITIALS REQUIRED) ______ SELLER ______ SELLER **(BUYER'S INITIALS REQUIRED)** CW BUYER ______ BUYER

8o. **Terms of Acceptance:** This offer will become a binding Contract when acceptance is signed by Seller and a signed copy delivered in person, by mail, facsimile or electronically, and received by Broker named in Section 8q by September 9, 2023 at 12 a.m./p.m., Mountain Standard Time. Buyer may withdraw this offer at any time prior to receipt of Seller's signed acceptance. If no signed acceptance is received by this date and time, this offer shall be deemed withdrawn and Buyer's Earnest Money shall be returned.

8p. THIS CONTRACT CONTAINS TEN (10) PAGES EXCLUSIVE OF ANY ADDENDA AND ATTACHMENTS. PLEASE ENSURE THAT YOU HAVE RECEIVED AND READ ALL TEN (10) PAGES OF THIS OFFER AS WELL AS ANY ADDENDA AND ATTACHMENTS.

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8q. **Broker on behalf of Buyer:**

PRINT AGENT'S NAME	AGENT MLS CODE	AGENT STATE LICENSE NO.
Joanne Herro	JH1192	SA697241000

PRINT FIRM NAME	FIRM MLS CODE
Trelora Realty	144041034

FIRM ADDRESS	STATE	ZIP CODE	FIRM STATE LICENSE NO.
4300 N Miller Rd	AZ	85251	CO689526000

PREFERRED TELEPHONE	FAX	EMAIL
480-604-7310		cactusgroup@trelora.com

8r. **Agency Confirmation:** Broker named in Section 8q above is the agent of (check one):
☒ Buyer; ☐ Seller; or ☐ both Buyer and Seller

8s. **The undersigned agree to purchase the Premises on the terms and conditions herein stated and acknowledge receipt of a copy hereof including the Buyer Attachment.**

^ BUYER'S SIGNATURE	MO/DA/YR	^ BUYER'S SIGNATURE	MO/DA/YR
Cameron Wu, VP of Investments	09/08/2023		

^ BUYER'S NAME PRINTED	^ BUYER'S NAME PRINTED
Arrived Holdings Inc. and/or Assigns	

ADDRESS — ADDRESS

CITY, STATE, ZIP CODE — CITY, STATE, ZIP CODE

9. SELLER ACCEPTANCE

9a. **Broker on behalf of Seller:**

PRINT AGENT'S NAME	AGENT MLS CODE	AGENT STATE LICENSE NO.
David Scott Labeda	dl391	SA581485000

PRINT FIRM NAME	FIRM MLS CODE
Perfect Choice Real Estate	prfc01

FIRM ADDRESS	STATE	ZIP CODE	FIRM STATE LICENSE NO.
4725 N 19th Ave	AZ	85015	SE534447000

PREFERRED TELEPHONE	FAX	EMAIL
[redacted]		[redacted]

9b. **Agency Confirmation:** Broker named in Section 9a above is the agent of (check one):
☒ Seller; or ☐ both Buyer and Seller

9c. **The undersigned agree to sell the Premises on the terms and conditions herein stated, acknowledge receipt of a copy hereof and grant permission to Broker named in Section 9a to deliver a copy to Buyer.**

☒ Counter Offer is attached, and is incorporated herein by reference. Seller must sign and deliver both this offer and the Counter Offer. If there is a conflict between this offer and the Counter Offer, the provisions of the Counter Offer shall be controlling.

^ SELLER'S SIGNATURE	MO/DA/YR	^ SELLER'S SIGNATURE	MO/DA/YR

^ SELLER'S NAME PRINTED	^ SELLER'S NAME PRINTED
LB ASSETS 5 LLC	

ADDRESS — ADDRESS

CITY, STATE, ZIP CODE — CITY, STATE, ZIP CODE

☐ **OFFER REJECTED BY SELLER:** MONTH DAY , 20 YEAR (SELLER'S INITIALS)

For Broker Use Only:
Brokerage File/Log No. Manager's Initials Broker's Initials Date MO/DA/YR